EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87344, 333-76367 and 333-59672) and the Registration Statement on Form S-3 (No. 333-90374) of Merix Corporation of our report dated June 27, 2003, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Portland, Oregon

August 19, 2003